UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.    )

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement
Consumers Energy Company
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CONSUMERS ENERGY COMPANY

NOTICE OF ANNUAL MEETING OF

SHAREHOLDERS MAY 6, 2016

To the Shareholders of Consumers Energy Company:

The Annual Meeting of Shareholders of Consumers Energy Company will be held on Friday, May 6, 2016, at 10:00 A.M., Eastern Daylight Saving Time, at our corporate headquarters located at One Energy Plaza, Jackson, Michigan 49201. The purposes of the Annual Meeting are to:

1.	Elect as Directors the 12 nominees named in the CMS Energy Corporation Proxy Statement;
2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016; and
3.	Transact such other business as may properly come before the Annual Meeting, and any adjournment or postponement.

This year we are pleased to save costs and help protect the environment by using the “Notice and Access” method of delivery. Instead of receiving paper copies of our annual meeting materials in the mail, many shareholders will receive a Notice Regarding the Internet Availability of Materials.

The Board of Directors has set March 8, 2016, as the record date for our Annual Meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

Melissa M. Gleespen
Vice President, Corporate Secretary and

Chief Compliance Officer

Consumers Energy Corporation

One Energy Plaza

Jackson, Michigan 49201

March 24, 2016

Important Notice Regarding the Availability of Materials for the Annual Meeting of Shareholders to Be Held on May 6, 2016

This Information Statement, the CMS Energy Corporation Proxy Statement and the Annual Report to Shareholders are available at https://materials.proxyvote.com/210518.

Information Statement

Introduction

This Information Statement is furnished by the Board of Directors (the “Board”) of Consumers Energy Company (“Consumers”) in connection with the Annual Meeting of Shareholders to be held on May 6, 2016.

As of March 8, 2016, Consumers’ outstanding common stock ($10 par value) and preferred stock ($100 par value) consisted of 84,108,789 shares of common stock held by CMS Energy Corporation (“CMS”) and 373,148 shares of preferred stock held by the public. Holders of preferred and common stock are entitled to one vote for each share and shareholders have cumulative voting rights for the election of directors. That is, holders of preferred and common shares are entitled to cast as many votes as equal the number of shares held multiplied by the number of directors to be elected, and they may cast all of such votes for a single nominee or distribute them among any two or more nominees as they choose.

While all shareholders are cordially invited to attend the Annual Meeting, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. We have been advised that all shares of Consumers common stock held by CMS (99.6% of the Consumers shares entitled to vote) will be voted in favor of the proposed director nominees, thus assuring their election, as well as in favor of the other proposal(s) recommended by the Consumers’ Board.

Shareholders interested in attending the Annual Meeting must present proof of current Consumers stock ownership (such as a recent account statement) and government-issued photo identification (such as a driver’s license) prior to being admitted.

To the knowledge of management, no person or entity except CMS owns beneficially more than 5% of any class of Consumers’ outstanding voting securities.

The determination of approval of corporate action by the shareholders is based on votes “for” and “against.” Abstentions and broker discretionary votes are not counted as “for” or “against” votes but are counted in the determination of a quorum.

Incorporation by Reference — CMS Proxy Statement

Please refer to the CMS Proxy Statement dated March 24, 2016, for information regarding the nominees for directors and the other proposal(s) being voted on by Consumers’ shareholders, as well as the committees of the Board, compensation of directors and executive officers and various other Information Statement disclosures.

CONSUMERS ENERGY COMPANY ONE ENERGY PLAZA JACKSON, MI 49201 ATTN: ASHLEY BANCROFT EP11-220	CONSUMERS ENERGY COMPANY THE ENCLOSED MATERIALS HAVE BEEN SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY

E00077-TBD

CONSUMERS ENERGY COMPANY

THE ENCLOSED MATERIALS HAVE BEEN SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY

CONSUMERS ENERGY COMPANY THE ENCLOSED MATERIALS HAVE BEEN SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY

E00078-TBD

THE ENCLOSED MATERIALS HAVE BEEN SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY